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                                                                    Exhibit 99.1

(ALLIED HEALTHCARE PRODUCTS, INC. LOGO)

                                                           FOR IMMEDIATE RELEASE

CONTACT:  DANIEL C. DUNN
          CHIEF FINANCIAL OFFICER
          (314) 771-2400

                       ALLIED HEALTHCARE PRODUCTS REPORTS
                            BREAK-EVEN FIRST QUARTER

ST. LOUIS, Nov. 12, 2003 --- Allied Healthcare Products Inc. (NASDAQ: AHPI) today reported that its first quarter ended September 30, 2003 was a break-even quarter with net income of $3,000, or zero earnings per share, compared to a net loss of $240,000, or a loss of three cents per share, for the first quarter of fiscal 2003.

         Revenues for the first quarter of fiscal 2004, historically the weakest quarter of the year for Allied, were $13.8 million compared with $15.2 million in the prior year period.

         Lower production costs and operating expenses in 2004 offset lower sales to produce the improved results. The Company also benefited from a one-time liquidation distribution of $240,000 from the sale of a mutual insurance company, the Company's former health care benefit provider.

         Allied realized production cost savings of about $400,000 in the first quarter of fiscal 2004. These savings increased gross margins by two percentage points over the prior year's first quarter. Operating expenses were about $153,000 lower than the prior year.

         "We are disappointed in our sales performance but heartened by our ability to lower production cost and operating expenses," said Earl R. Refsland, chief executive officer.

         "On the sales side, while our shipping levels were down 9 percent from the prior year's first quarter, actual order levels were not quite so depressed, showing a 3 percent drop.

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         "On the cost side, we will realize additional savings from new automated equipment that will be installed this December, and we will continue to bring production of machined parts in-house. Also, the 11 percent reduction in overhead staff we implemented last July will have a positive effect on pretax profits of about $300,000 per quarter for the remainder of this year. Because of the timing and severance payments, only a small part of this savings was realized in the first quarter," Refsland said.

         "Also during the quarter, we continued to pay down debt by $1.3 million. Over the past 12 months we have paid down $4.4 million in debt through improved performance on receivables and inventory management," Refsland said.

         Allied Healthcare Products Inc. is a leading manufacturer of respiratory care products, medical gas equipment and emergency medical products used in a wide range of hospital and alternate care settings.

"SAFE HARBOR" STATEMENT: Statements contained in this release that are not historical facts or information are "forward-looking statements." Words such as "believe," "expect," "intend," "will," "should," and other expressions that indicate future events and trends identify such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome and future results of operations and financial condition to be materially different than stated or anticipated based on the forward-looking statements. Such risks and uncertainties include both general economic risks and uncertainties, risks and uncertainties affecting the demand for and economic factors affecting the delivery of health care services, and specific matters which relate directly to the Company's operations and properties as discussed in its periodic filings with the Securities and Exchange Commission. The Company cautions that any forward-looking statement contained in this report reflects only the belief of the Company or its management at the time the statement was made. Although the Company believes such forward-looking statements are based upon reasonable assumptions, such assumptions may ultimately prove inaccurate or incomplete. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made.

                                       ###

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                        ALLIED HEALTHCARE PRODUCTS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                         Three months ended,
                                                        2003             2002
Net Sales                                           $ 13,807,529     $ 15,240,671
Cost of Sales                                         10,410,955       12,056,992
                                                    ------------     ------------

Gross Profit                                           3,396,574        3,183,679

Selling, general and administrative expenses           3,179,912        3,323,444
                                                    ------------     ------------

Income/(loss) from operations                            216,662         (139,765)

Interest Expense                                         196,941          223,934
Other Expense                                              5,359           12,544
                                                    ------------     ------------
Other, net                                               202,300          236,478
                                                    ------------     ------------

Income/(loss) before
provision/(benefit) for income taxes                      14,362         (376,243)

Provision/(benefit) for income taxes                      11,589         (135,845)
                                                    ------------     ------------

Net Income/(loss)                                   $      2,773     $   (240,398)
                                                    ============     ============

Net Income/(loss) per share - Basic and Diluted     $         --     $      (0.03)
                                                    ============     ============

Weighted average common shares
Outstanding - Basic                                    7,813,932        7,813,932

Weighted average common shares
Outstanding - Diluted                                  7,951,334        7,813,932

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                      ALLIED HEALTHCARE PRODUCTS INC.
                        CONSOLIDATED BALANCE SHEET
                                (UNAUDITED)

                                                                 September 30, 2003        June 30, 2003
ASSETS

Current assets:
   Cash                                                          $           12,618      $           12,016
   Accounts receivable, net of allowance for doubtful
     accounts of $500,000 and $475,000, respectively                      7,695,905               7,848,977
   Inventories, net                                                      11,746,140              12,274,972
   Income tax receivable                                                    392,259                 392,259
   Other current assets                                                     432,711                 149,995
                                                                 ------------------      ------------------
      Total current assets                                               20,279,633              20,678,219
                                                                 ------------------      ------------------

   Property, plant and equipment, net                                    12,498,458              12,630,289
   Deferred income taxes                                                    989,710                 989,710
   Goodwill                                                              15,979,830              15,979,830
   Other assets, net                                                        123,113                 134,528
                                                                 ------------------      ------------------
      Total assets                                               $       49,870,744      $       50,412,576
                                                                 ==================      ==================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                              $        2,953,406      $        2,192,717
   Current portion of long-term debt                                      4,312,898               5,409,304
   Deferred income taxes                                                    412,079                 412,079
   Other accrued liabilities                                              3,252,230               3,218,981
                                                                 ------------------      ------------------
      Total current liabilities                                          10,930,613              11,233,081
                                                                 ------------------      ------------------

Long-term debt                                                            4,370,183               4,612,320
                                                                 ------------------      ------------------

Commitments and contingencies                                                    --                      --

Stockholders' equity:
   Preferred stock; $0.01 par value; 1,500,000 shares
      authorized; no shares issued and outstanding                               --                      --
   Series A preferred stock; $0.01 par value; 200,000 shares
      authorized; no shares issued and outstanding                               --                      --
   Common stock; $0.01 par value; 30,000,000 shares
      authorized; 7,813,932  shares issued and
      outstanding at September 30, 2003 and June 30, 2003                   101,175                 101,175
   Additional paid-in capital                                            47,030,549              47,030,549
   Common stock in treasury, at cost                                    (20,731,428)            (20,731,428)
   Retained earnings                                                      8,169,652               8,166,879
                                                                 ------------------      ------------------
      Total stockholders' equity                                         34,569,948              34,567,175
                                                                 ------------------      ------------------
      Total liabilities and stockholders' equity                 $       49,870,744      $       50,412,576
                                                                 ==================      ==================